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                                                                     EXHIBIT 10C

                EXHIBIT 10C - BASSETT FURNITURE INDUSTRIES, INC.

                      SUPPLEMENTAL RETIREMENT INCOME PLAN

           Bassett Furniture Industries, Inc., a Virginia corporation (the

"Company"),  hereby establishes this Supplemental Retirement Income Plan (the

"Plan"),  effective as of June 25, 1984, for the purpose of promotiong in its

Executive Employees the strongest interest in the successful operation of  the

Company and increased efficiency in their work and to provide such Executive

Employees benefits upon retirement, death, disability or other termination of employment,  in consideration of services to be performed after the date of this Agreement but prior to such Executive Employees' retirement.

1.          Definitions.

           a.   Administrative Committee  - "Administrative Committee" shall mean the committee appointed pursuant to Section 4 of the Plan.

           b.   Age - "Age" shall mean the age of the person as of his last birthdate.

           c.   Average Monthly Compensation  -  "Average Monthly Compensation"

      shall be determined by dividing by sixty ( 60 ) a Participant's

      Compensation for the sixty ( 60 ) months immediately preceding the earlier of his Termination of Employment or his Normal Retirement Date.


           d.   Compensation - "Compensation" shall mean a participant's annual rate of salary plus bonus paid in the past twelve ( 12 ) months prior to any deferral under the Qualified Plan and the Executive Employee Deferred

      Compensation Plan.


           e.   Disability - "Disability" shall mean the Participant's total disability as determined by the Company in its complete and sole discretion.


           f.   Executive Employees - "Executive Employees" shall mean all employees of the Company who are designated as executive employees by the

      Administrative Committee.


           g.   Final Compensation - " Final Compensation"  shall mean a

      Participant's Compensation in effect at the date of termination of

      Employment.

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           h.   Normal Retirement Date - "Normal Retirement Date"  shall mean the later of ( i ) the first day of the month following the month in which a Participant reaches age 65; or ( ii ) the first day of the month following Termination of Employment.


           i.   Participant - "Participant" shall mean an Executive Employee of the Company who has entered into a Participation Agreement with the

      Company and therefore is not eligible to participate in

      the Company's Plan of group term life insurance.


           j. Participation Agreement - "Participation Agreement" shall mean a written agreement between an Executive Employee and the Company whereby the Executive Employee agrees to participate in the Plan.

           k.   Retirement - "Retirement" shall mean ( I ) a Participant's

      Termination of Employment after reaching his normal Retirement Date or

      ( ii ) a Participant's Termination of Employment if there has been a substantial Change in Company Ownership, provided that such Termination of Employment was not as a result of the Participant's conviction of a felony.

           l.     Qualified  Plan - "Qualified Plan" shall mean the Company's

Qualified Employee Savings/Retirement Plan ( including Fund C and D thereof ) ,

or any successor Retirement Pension Plan or plans maintained by the Company which qualify under IRC S 401( a ).

           m. Substantial Change in Company Ownership - "Substantial Change in Company Ownership" shall mean any "Person" who is an "Acquiring Person" (as such terms are defined in Article ( i) of the Company's Articles of Incorporation as amended), becoming, after effective date of this plan, the beneficial owner (directly or indirectly) of more than fifty percent (50%) of the Company's common shares outstanding.

           n.   Termination of Employment - "Termination of Employment: shall mean the Participant's ceasing to be employed by the Company for any reason whatsoever, voluntary or involuntary, including by reason of death of disability.

             2.    Eligibility .    Each Executive Employee shall be entitled

to participate in this Plan as of the day following the later of: ( I ) his designation as an Executive Employee; and ( ii ) the Company's execution of the Participation Agreement.

               A  Participant shall cease to be a Participant at Termination of

Employment.  However, the employment of a Participant shall not be deemed to be terminated by reason of an approved leave of absence

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granted by the Company.  If a Participant terminates his employment and is subsequently re-employed by the Company,  he may become a Participant in the same manner as if his re-employment constituted his first Employment by the

Company, and all benefits hereunder shall be computed as if such re-employment

Constituted his first employment with the Company.

       3.    Payment of Benefits .

       3.1 Benefits Upon Retirement .   Upon a Participant's Retirement, the

Company shall pay to the Participant, as compensation for services rendered prior to such date, lifetime monthly payments in Amount equal to sixty five percent ( 65% ) of the participant's Average Monthly Compensation, Reduced by the sum of ( I ) , ( ii ) , and  ( iii ) below:

    ( i )   fifty percent ( 50% ) of the amount of unreduced primary ( not family ) retirement benefits under the United States social  Security Act that the Participant would not be eligible for if application were made as of the date when benefits under this Plan are to commence;

    ( ii )  the benefit that would be payable on a life annuity basis from Fund

    C, assuming the following:

            ( a )  balances in Fund C as of February 29, 1984, together with any prior withdrawals from Fund C, are valued at $30 per share.

            ( b )  Participants contribute to date of termination the amount necessary to receive the highest Company  match under the Qualified Plan.

            ( c )  balances (including future Company contributions) will grow at an annual effective rate of interest of  eight percent ( 8% ) to

    Termination.

             ( d )  if any portion of the fund balance is withdrawn prior to

    Termination of Employment, this calculation shall assume the fund would continue to grow as if it had never been withdrawn.

    ( iii )   The benefit that would be payable on a life annuity basis from

    Fund D, assuming that balances as of February 29, 1984, plus any prior withdrawals together with interest at an annual effective rate of interest

    Of eight and one half percent ( 8  1/2% ) to February 29, 1984, grow at an annual rate of interest of eight and one half percent ( 8 1/2% ) to

    Termination.  If any portion of the fund balance is withdrawn prior to

    Termination of Employment, this calculation shall assume the fund would continue to grow as if it had never been withdrawn.

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    Such payments shall commence on the first day of the month coincident with or next following Retirement shall continue on the first day of each month thereafter for the life of the Participant.

                3.2   Benefits Upon Disability .    Upon a Participant's

Termination of Employment prior to the Normal Retirement Date due to

Disability, no separate provision is made for a disability benefit under this

Plan.  However, Any such participant shall be considered, notwithstanding such

Termination of Employment, to continue to be a Participant in this Plan, and in the event of such participant's death prior to the Normal Retirement Date, such

Participant's such Participant's beneficiary shall  receive the Survivor's

Benefit described in Section 3.4( a ), Based upon the Participant's Final

Compensation at Termination of Employment. In the event such Participant lives to the Normal Retirement Date,  the Participant shall be entitled to receive the Normal Retirement Benefit described in Section 3.1, above, based on the

Participant's Average Monthly Compensation at date of Termination of

Employment,  payable in equal monthly installments commencing on the first day of each month Thereafter until the Participant's death.  Such benefit shall be based upon the payment of the benefit at the Normal retirement Date in accordance with Section 3.1, except Fund C and D will be the assumed balance at the date of Termination of Employment and otherwise applying the formula,

offsets and assumptions described in Section 3.1.

       3 .3    Benefits  upon   other Termination of Employment.  Upon a

Participant's Termination of Employment for reasons other than death,

Disability or Retirement, the Company shall not be obligated to pay and benefit to the participant pursuant to the Plan, and the Participant shall have no further right to receive any benefit hereunder.

       3 .4     Survivorship Benefits.

             a.    Prior to Termination of Employment.

             If  a Participant dies prior to Termination of Employment, the

             Company shall pay to the participant's

              Beneficiary a survivor's benefit equal to fifty percent ( 50% )

              of the Participant's Final Compensation, divided by twelve

              ( 12 ). Payable for 120 months, commencing on the first day of the month after the Participant's death occurs and continuing on the first day of each month thereafter.


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                  b.    After Retirement .    If a Participant dies after

                        Retirement, the Company  shall pay to the Participant's

                        beneficiary two hundred percent ( 200% ) of the

                        participants Final Compensation Payable in a single

                        payment within 60 days after the Participant's death.


           3.5    Recipients of Payments:    Designation of Beneficiary


All payments to be made by the Company shall be made to the Participant, if living.  Upon the death of a Participant, survivorship benefits will be paid to the Participant's beneficiary.  In the event a beneficiary dies before receiving all the payments due to such beneficiaries pursuant to this Plan, the then-remaining payments shall be to the legal representatives of the beneficiary's estate. The participant shall designation with the Administrative

Committee on such form as the Administrative Committee may prescribe.  The

Participant may revoke or modify said designation at any time by a further written designation.  The Participant's beneficiary designation shall be deemed automatically revoked in the event of the death of the event of the death of the beneficiary or, if the beneficiary is the Participant's spouse, in the event of dissolution of marriage.  If the Participant's Compensation constitutes community property, then any beneficiary designation made by the

Participant other than a designation of such Participant's spouse shall not be effective if any such beneficiary or beneficiaries are to receive more than fifty percent ( 50% ) of the aggregate benefits payable hereunder unless such spouse shall approve such designation in writing. If no designation shall be in effect at the time when any benefits payable under this Plan shall become due,

the beneficiary shall be the spouse of the Participant, or if no spouse is then living, to the legal representatives of the participant's estate.


         In the event a benefit is payable to a minor or person declared incompetent or to a person incapable of handling the disposition of his property, the Administrative Committee may pay such benefit to the guardian,

legal  representative or person having the care of custody of such minor,

incompetent or person. The Administrative Committee may require proof of incompetency, minority or guardianship as it may deem appropriate prior to discharge the Administrative Committee and the Company from all liability

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with respect to such benefit.




           4.    Administration and Interpretation of the Plan.    The Board of

Directors of the Company shall appoint an Administrative Committee consisting of three ( 3 ) or more persons to administer and interpret the  Plan.

Interpretation by the Administrative Committee shall be final and binding upon a Participant. The Administrative Committee may adopt rules and regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan.

       4 . Claims Procedure.   If the Participant or the Participant's

beneficiary (hereafter referred to as a "Claimant") is denied all or a portion of an expected benefit under this Plan for any reason,  he or she may file a claim with the Administrative Committee.  The Administrative Committee shall notify  the Claimant within  sixty ( 60 ) days of allowance or denial of the claim, unless the Claimant receives written notice from the Administrative

Committee prior to the end of the sixty ( 60 ) day period stating that special circumstances require an extension of the time for decision, in which event the

Administrative Committee shall  notify the Claimant of its decision within

( 60 ) days following the end of the initial committee's decision shall be in writing, sent by mail to Claimant's last known address, and, if a denial of the claim, must contain the following information:

                     a.   the specific reasons for the denial;

                     b.   specific reference to pertinent provisions of the

           Plan on which the denial is based; and

                     c.   if applicable, a description of any additional

           information or material necessary to perfect the claim, an explanation of why such information or material is necessary, and explanation of the claims review procedure.

       5 . Review Procedure.

           a.   A Claimant is entitled to request a review of any denial of his claim by the Administrative Committee.  The request for review must be submitted in writing within a sixty ( 60 )  day period, the Claim will be deemed to be conclusively denied.  The Claimant or his representative shall be entitled to review all pertinent documents,

           and to submit issues and comments orally and in writing.




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            b.   If the request for review by a Claimant concerns the

            interpretation and application of the provisions of this Plan and the Company's obligations, then the review shall be conducted by a separate committee consisting of three persons designated or appointed by the Administrative Committee.  The separate committee shall afford the Claimant a hearing and the opportunity to review all pertinent documents and submit issues and comments orally and in writing and shall render a review decision in writing, all within sixty ( 60 ) days upon written notice to the Claimant.  The

            Claimant shall  receive written notice of the separate committee's review decision,  together with Specific reasons for the decision and reference to the pertinent provisions of the Plan.

       6 . Life Insurance and Funding.     The Company in its discretion may

apply for and procure as owner and for its own benefit, insurance on the life of the Participant, in such amounts and in such forms as the Company may choose.  The Participant shall have no interest whatsoever in any such policy or policies, but at the request of the Company shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Company has applied for insurance.

            The rights of the Participant, or his beneficiary, or estate, to benefits under the Plan shall be solely those of an unsecured creditor of the

Company.  Any insurance policy or other assets acquired by or held by the

Company in connection with the liabilities assumed by it pursuant to the Plan shall not be deemed to be held under any trust for the benefit of the

Participant, his beneficiary, or his estate, or to be security for the performance of the obligations of the Company but shall be, and remain, a general, unpledged, and unrestricted asset of the Company.

   8.    Assignment of Benefits.     Neither the Participant nor any

beneficiary under the Plan shall have any right to assign the right to receive any benefits hereunder, and in the event of any attempted assignment or transfer,

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the Company shall have no further liability hereunder.


   9.    Employment Not Guaranteed by Plan.     Neither this Plan nor any

action taken hereunder shall be construed as giving a Participant  the right to be retained as an Executive Employee or as an employee of the Company for any period.


    10.     Convenant Not to Compete.    Payment of benefits pursuant to this

Plan shall be coditioned upon the Participant not acting in any similar employment capacity for any business enterprise which competes to a substantial degree with the Company, nor engaging in any activity involving substantial competition with the Company, during his employment with the Company, or after his retirement from the Company, without the Company's prior written consent.

Nothwithstanding the foregoing, in the event of a Participant's Termination of

Employment after a Substantial Change in Company Ownership, this Section 10 shall be inoperative.

      11.     Taxes.    The Company shall deduct from all payments made

hereunder all applicable federal or state taxes required by law to be withheld from such payments.

      12.    Amendment and Termination.     The Board of Directors of the

Company may amend or terminate the Plan,  provided, however, that the Board may not ( I )  reduce or modify any benefit payable Retirement of such Participant prior to such amendment or termination; or ( ii ) amend or terminate the Plan in any respect after a Substantial Change in Company Ownership has occurred.

       13.    Construction.    The Plan shall be construed according to the

laws of the Commonwealth of Virginia.


       14.    Form of Construction.     Any election, application, claim notice

or other communication required or permitted to be made by a Participant to the

Administrative Committee shall be made in writing and in such form as the

Administrative Committee shall prescribe.  Such communication shall be effective upon mailing, if sent by first class mail, postage pre-paid, and addressed to the Company's offices at Bassett, Vriginia.


       15.    Captions.     The captions at the head of a section or a

paragraph of this Plan are designed for convenience of reference only and are not to be resorted to for the purpose of interpreting any provision of this

Plan.

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       16.    Severability.     The invalidity of any portion of this Plan

shall not invalidate the remainder thereof, and said remainder shall continue in full force and effect.

       17.    Binding Agreement.    The provisions of this Plan shall be

binding upon the participant and the Company and their successors, assigns,

heirs,  executors and beneficiaries.

       ADOPTED pursuant to resolution of the Board of Directors of the Company this 25th day of June 1984.



                     AMEND THE SUPPLEMENTAL RETIREMENT PLAN


           1. Delete: "and the participant has had 10 years of prior service with the company upon Termination of Employment."

           2.  Delete:  " the later of attainment of age 55."


           3. Delete para. M "Substantial change in company ownership," and insert new paragraph ( attached) with the following features:
               A substantial change of ownership occurs if:

                  ( a ) acquisition of 30% of company stock by raider except:

                             ( I ) a swap of a division to a shareholder for his shares, thereby raising another shareholder above the 30% level.

                             ( ii ) purchase by Bassett of another company for stock.

                            ( iii )   adoption of an ESOP or similar.

                             ( iv ) purchase of Bassett by another company, after which Bassett shareholders would control 75% of the total new company.

               ( b ) majority of directors are replaced and are not classified by old directors as "incumbent."

               ( c ) approval by shareholders of a reorganization or consolidation in which old Bassett shareholders would then own less than 75% of the new voting stock.

               ( d ) approval by shareholders of liquidation of the corporation or sale of substantially all of the assets, unless to a new company which would then be at least 75% owned by the old Bassett shareholders.


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                   Bassett Furniture Industries, Incorporated
                  Proposed Definition of  " Change of Control"

    " SUBSTANTIAL CHANGE IN COMPANY OWNERSHIP"  SHALL MEAN:

   ( a )    the acquisition by any person, individual, entity or "group"

(within the meaning of Section 13 ( d ) ( 3 ) or 14 (d ) ( 2 ) of the

Securities Exchange Act of 1934, as amended ( the "Exchange Act"))

(collectively, " Persons")  of beneficial ownership ( the phrases "beneficial ownership," "beneficial owners" and "beneficially owned"  as used herin being within the meaning of Rule 13d-3 promulgated under the Exchange Act) of  Thirty percent ( 30% )  or more of either ( I ) the then outstanding shares of common stock of the Corporation ( the " Outstanding Corporation common Stock") or

( ii ) the combined voting  power of the then outstanding voting securities of the Corporation entitled to vote generally in the election  of directors ( the

" Outstanding Corporation Voting Securities") ; provided, however, that the following acquisitions shall not constitute Change of Control:  ( I ) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation with respect to which, following such acquisition, more than Seventy  Five percent ( 75% ) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors are then beneficially owned by all or substantially all of the persons who were the beneficial owners,

respectively, of the Outstanding Corporation Common Stock and Outstanding

Corporation Voting Securities immediately prior to such acquisition in substantially the same proportions as their beneficial ownership, immediately prior to such acquisition, of the Outstanding Corporation Common Stock and

Outstanding Corporation Voting Securities, as the case may be; or


               ( b )      If Directors who, as of  August 2,  1989, constitute

the Board of Directors of the

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corporation ( the "Incumbent Board") cease for any reason to consontitute at least a majority of the Board of Directors; provided, however, that any individual who becomes a director subsequent to August 2, 1989 and whose election, or whose nomination for election by the Corporation's shareholders,

to the Board of Directors was approved by a vote of  at least  A Majority  of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest ( as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act),

other actual or threatened solicitation of proxies or consents or an actual or threatened tender offer; or

               ( c )    Approval by the shareholders of the Corporation of the

reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the Persons who were the beneficial owners,

respectively, of the Outstanding Corporation Common Stock and Outstanding

Corporation Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation do not, following such reorganization , merger or consolidation, beneficially own more than Seventy Five percent ( 75% ) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their beneficial ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Corporation Common Stock and Outstanding

Corporation Voting Securities, as the case may be; or


              ( d )    Approval by the shareholders of the Corporation of ( I )

a complete liquidation or dissolution of the Corporation or ( ii ) the sale or other disposition of all or substantially all of the assets of the Corporation,

other than to a corporation, with respect to which following such sale other than a orporation, with respect to which following such sale or other disposition, more than Seventy Five percent

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( 75% ) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned by all or substantially all of the persons who were the beneficial owners, respectively, of the Outstanding Corporation

Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their beneficial ownership, immediately prior to such sale or other disposition, of the Outstanding Corporation Common

Stock and Outstanding Corporation Voting Securities, as the case may be.






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                                   Amendments



   10. Forfeiture of Benefits. Payment of benefits pursuant to this Plan shall be conditioned upon the participant not acting in any similar employment capacity for any business enterprise which competes to a substantial degree with the company, nor engaging in any activity involving substantial competition with the Company, during his employment with the Company or (within 5 years) after his retirement from the Company, without the Company's prior written consent. Any Participant who violates the foregoing condition shall permanently forfeit any retirement or death benefit otherwise payable from the date any such violation first occurs. Without
           limiting the foregoing general language:    ( 1 ) the term "any
           similar employment capacity" shall include a salaried or hourly-paid employee, an officer, an independent contractor, an agent, or a
           consultant; and   ( 2 )  the term "business enterprise which
           competes to a substantial degree with the Company" shall include any manufacturer of residential or office furniture or bedding. Notwithstanding the foregoing, in the event of a Participant's Termination of Employment after a substantial change in Company ownership, this Section 10 shall be inoperative.